UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 14, 2008 (March 10, 2008)

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MASSEY ENERGY COMPANY
(Exact name of registrant as specified in its charter)

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Delaware	1-7775	95-0740960
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Third Amendment to Amended and Restated Credit Agreement

On March 10, 2008, Massey Energy Company’s (the Registrant’s) wholly owned and sole, direct operating subsidiary, A. T. Massey Coal Company, Inc. (the “Company”), acting as administrative borrower, individually and as agent on behalf of the other loan parties, entered into a third amendment (the “Third Amendment”) to that certain Amended and Restated Credit Agreement dated August 15, 2006 among the Company, The CIT Group/Business Credit, Inc., as collateral agent and security trustee (the Collateral Agent”), UBS AG, Stamford Branch, as administrative agent (the “Administrative Agent”), and the required lenders, which provides for available borrowings, including letters of credit, of up to $175 million (as amended previously on March 12, 2007 and July 19, 2007, the “Credit Agreement”).

The Third Amendment was entered into to extend the date the Company is required to deliver an Inventory Appraisal (as defined in the Credit Agreement) to the Collateral Agent and Administrative Agent at the end of each fiscal year.

    Several of the lenders under the Credit Agreement and their affiliates have various relationships with the Registrant, the Company and its subsidiaries involving the provision of financial services, including investment banking, commercial banking, advisory, cash management, custody and trust services, for which they have received customary fees, and may do so again in the future.

A copy of the Agreement is attached hereto as Exhibits 10.1 and is hereby incorporated into this Item 1.01.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Third Amendment to Amended and Restated Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: March 14, 2008	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	Vice President and Corporate Secretary

Exhibit Index

Exhibit Number	Description
10.1	Third Amendment to Amended and Restated Credit Agreement.